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Exhibit 10.12

FOURTH AMENDMENT TO OFFICE LEASE

    THIS FOURTH AMENDMENT TO OFFICE LEASE dated as of February 5, 2001 (this "Fourth Amendment"), is entered into by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and TICKETMASTER L.L.C., a Delaware limited liability company ("Tenant"), with reference to the following:

R E C I T A L S

    WHEREAS, Landlord and Ticketmaster – California, Inc., a California corporation, Tenant's Predecessor in interest, entered into that certain Office Lease dated November 5, 1998 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated January 12, 1999 (the "First Amendment"), that certain Second Amendment to Office Lease dated as of June 22, 1999 (the "Second Amendment") and that certain Third Amendment to Office Lease dated as of December 11, 2000 (the "Third Amendment"; the Original Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment is hereinafter referred to as the "Lease"), for the lease of certain premises (the "Original Premises"), commonly known as Suites 401, 403, 405, 600, 601, 700, 900, 1050 and 1060, consisting of approximately 64,018 rentable square feet of space located on the fourth (4th), sixth (6th), seventh (7th), ninth (9th) and tenth (10th) floors of that certain office building (the "Building") commonly known as The Wilshire Colonnade and located at 3701 Wilshire Boulevard, Los Angeles, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

    WHEREAS, Landlord and Tenant desire by this Fourth Amendment to amend the Lease in order to, among other things, (a) expand the Original Premises to include (i) certain premises commonly known as Suite 530 consisting of approximately 3,230 rentable square feet of space located on the fifth (5th) floor of the Building (the "Suite 530") and (ii) certain premises commonly known as Suite 870 consisting of approximately 1,226 rentable square feet located on the eighth (8th) floor of the Building ("Suite 870"; Suite 530 and Suite 870 are collectively hereinafter referred to as the "Expansion Space"), (b) provide for the amount of Base Rent Tenant shall pay to Landlord for the Expansion Space, and (c) to further amend, modify and supplement the Lease as set forth herein.

    NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord and Tenant hereby agree as follows:

    1.  Recitals. The Recitals set forth above are incorporated herein as though set forth in full hereat.

    2.  Expansion; Description of Premises. Commencing on February 7, 2001 (the "Expansion Space Commencement Date"), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Space, as outlined on Exhibit "A" attached hereto and incorporated herein by this reference, upon all of the terms and conditions of the Lease except as otherwise set forth herein. The term of Tenant's lease of the Expansion Space shall be approximately twenty-two (22) months and twenty-two (22) days ending on December 31, 2002 (the "Expansion Space Termination Date"). From and after the Expansion Space Commencement Date until the Expansion Space Termination Date, all references to the "Premises" contained in the Lease shall be amended to mean and refer to the entirety of the space in the Original Premises and the Expansion Space, which is approximately 68,474 rentable square feet of space (the entirety of such space is referred to herein as the "Expanded Premises"). Landlord and Tenant hereby acknowledge and agree that the foregoing statement of the rentable square footage of the Expanded Premises is not a representation or warranty of the exact number of square feet

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therein but rather is only a reasonable approximation and that the Base Rent payable under the Lease (as amended hereby) is not subject to revision whether or not the actual square footage is more or less than such approximation. Effective on the Expansion Space Commencement Date the floor plan attached hereto as Exhibit "A" and incorporated therein by this reference shall be added to the floor plan of the Original Premises attached to the Lease as Exhibit A.

    3.  Base Rent for Expansion Space. Landlord and Tenant agree that, in addition to paying all other amounts due under the Lease, Tenant shall pay the following Base Rent for the Expansion Space, in accordance with Article 3 of the Lease:

Period	Monthly Installment of Base Rent	Monthly Rental Rate
2/1/01 – 1/31/02	$5,570.00	$1.25 per rsf
2/1/02 – 12/31/02	$5,792.80	$1.30 per rsf

    4.  Tenant's Share of Direct Expenses for Expansion Space. In addition to paying all other amounts due under the Lease and the Base Rent for the Expansion Space set forth in Section 3 above, commencing on the Expansion Space Commencement Date and continuing until the Expansion Space Termination Date or, if earlier, the expiration or earlier termination of the Lease Term, Tenant shall pay Tenant's Share of the annual Direct Expenses for the Expansion Space in excess of the Direct Expenses for the Base Year in accordance with Article 4 of the Lease. For purposes hereof, Tenant's Share of Direct Expenses for the Expansion Space shall be 1.206% and the Base Year shall mean the year set forth in Section 9.1 of the Summary of Basic Lease Information attached to the Lease.

    5.  Security Deposit. Lessee shall not be required to increase the security deposit being held by Landlord under the Lease in connection herewith. The security deposit under the Lease shall remain $57,190.37.

    6.  Tenant Improvement Allowance. In connection with Tenant's lease of the Expansion Space, Landlord will provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") of Three and 50/100 Dollars ($3.50) per rentable square foot of the Expansion Space ($15,596.00) to complete, subject to the terms and conditions set forth in this Section 7, certain improvements (the "Tenant Improvements") to the Expansion Space desired to be made by Tenant. Prior to commencement of the Tenant Improvements, Tenant will furnish Landlord with all plans and specifications, if any, for Landlord's approval (which approval shall not be unreasonably withheld or delayed). If Tenant elects to use its own contractor to construct the Tenant Improvements, such contractor shall be licensed and approved by Landlord (approval not to be unreasonably withheld or delayed) prior to commencement of the Tenant Improvements. Upon Landlord's approval of the plans and specifications for the Tenant Improvements and Tenant's contractor, Tenant may commence the Tenant Improvements. The Tenant Improvements shall be performed and completed in compliance with all applicable laws, codes, rules and regulations, without any unpaid claims for material, labor or supplies. Tenant shall furnish to Landlord executed construction permits and such invoices, affidavits, releases, and other documentation as Landlord may reasonably request, to be assured, to Landlord's satisfaction, that the Tenant Improvements have been completed in accordance with the plans and specifications, if any, approved by Landlord and have been paid for by Tenant. Provided Tenant complies with all of the terms and conditions of this Section 7, including but not limited to, proof of payment of all bills and delivery to Landlord of unconditional lien releases from all contractors, subcontractors and material suppliers, Landlord shall reimburse Tenant within thirty (30) days after completion of the Tenant Improvements for Tenant's costs incurred in connection with the Tenant Improvements up to an amount not to exceed the amount of the Tenant Improvement Allowance. Tenant will be responsible for paying all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. If the cost of the Tenant Improvements is less than the Tenant Improvement

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Allowance, Tenant shall receive a credit against the Base Rent next becoming due under the Lease in the amount of any unused portion of the Tenant Improvement Allowance.

    8.  Parking Spaces. In addition to the parking spaces set forth in Section 11 of the Summary of Basic Lease Information attached to the Lease, in connection with Tenant's lease of the Expansion Space, Tenant shall have the right to rent, on a month-to-month basis, up to two (2) unreserved parking spaces per 1,000 rentable square feet of the Expansion Space in the Building Parking Facility at such rate as is established by Landlord for the Building Parking Facility, from time to time.

    9.  Directory Board. In connection with Tenant's lease of the Expansion Space, Tenant shall be entitled to designate up to one (1) name per 1,000 rentable square feet of the Expansion Space on the directory board in the lobby of the Building.

    10. First Offer Right.

      (a) Grant of Right. Landlord hereby grants to Tenant a right of first offer with respect to certain premises commonly known as Suite 880 consisting of approximately 2,525 rentable square feet of space located on the eighth (8th) floor of the Building ("First Offer Space") outlined on Exhibit "B" attached hereto and made a part hereof. Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Fourth Amendment, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Fourth Amendment (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights existing prior to the date of this Fourth Amendment granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Building (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 10.

      (b) Procedure for Offer. Landlord shall notify Tenant in writing ("First Offer Notice") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (coIlectively, the "Economic Terms").

      (c) Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within seven (7) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant's exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant's exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the seven (7) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and

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  Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

      (d) Lease of First Offer Space. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to the Lease upon the same non-economic terms and conditions as applicable to the Original Premises, and the economic terms and conditions as provided in this Section 10; provided that Landlord's obligations with respect to the Base, Shell and Core of the First Offer Space shall not exceed those improvements necessary to bring the First Offer Space up to Building standard. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery, of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenant's lease of the Expansion Space.

      (e) No Defaults. The rights contained in this Section 10 shall be personal to Ticketmaster L.L.C., a Delaware limited liability company ("Ticketmaster L.L.C."), or any of Ticketmaster L.L.C.'s parent companies or wholly owned subsidiaries, provided that such parent or subsidiary has a tangible net worth equal to or greater than Ticketmaster L.L.C.'s tangible net worth as of the date of this Fourth Amendment (for purposes of this Section 10(e), the "Original Tenant"), and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in the Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 10 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease or Tenant has previously been in default under the Lease more than once with all applicable notice and cure periods having expired.

    11. Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof (a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding Tenant's Security Deposit under the Lease in the amount of $57,190.37, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Fourth Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Fourth Amendment; and (iii) Landlord is relying on such representations in entering into this Fourth Amendment.

    12. Brokers/Consultants. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker, consultant or agent in connection with the negotiation of this Fourth Amendment, excepting only Insignia/ESG and The Levy Organization (the "Brokers/Consultants"), and that they know of no other real estate broker, consultant or agent who is entitled to a commission or consulting fee in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, consultant or agent other than the Brokers/Consultants.

    13. Ratification. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Fourth Amendment, this Fourth Amendment shall control.

    14. Counterparts. This Fourth Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, this Fourth Amendment has been executed by the parties as of the date first referenced above.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ ILLEGIBLE ILLEGIBLE Vice President
By:
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ SUSAN BRACEY Susan Bracey Senior Vice President—Finance
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain Vice President & Assistant General Counsel

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EXHIBIT "A"

Expansion Space Floor Plan

[EXHIBIT "A" ARTWORK]

SUITE 530 EAST

THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

EXHIBIT "A"

Expansion Space Floor Plan

[EXHIBIT "A" ARTWORK]

SUITE 870 EAST

THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

EXHIBIT "B"

First Offer Space Floor Plan

[EXHIBIT "B" ARTWORK]

SUITE 880 EAST

THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

THIRD AMENDMENT TO OFFICE LEASE

    THIS THIRD AMENDMENT TO OFFICE LEASE dated as of December 11, 2000 (this "Third Amendment"), is entered into by and between COLONNADE WlLSHIRE CORP., a California corporation ("Landlord"), and TICKETMASTER L.L.C., a Delaware limited liability company ("Tenant"), with reference to the following:

R E C I T A L S

    WHEREAS, Landlord and Ticketmaster – California, Inc., a California corporation, Tenant's predecessor in interest, entered into that certain Office Lease dated November 5, 1998 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated January 12, 1999 (the "First Amendment"), and that certain Second Amendment to Office Lease dated as of June 22, 1999 (the "Second Amendment"; the Original Lease, as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Lease"), for the lease of certain premises (the "Original Premises"), commonly known as Suites 403, 600, 601, 700, 900 and 1050, consisting of approximately 58,202 rentable square feet of space located on the fourth (4th), sixth (6th), seventh (7th), ninth (9th) and tenth (10th) floors of that certain office building (the "Building") commonly known as The Wilshire Colonnade and located at 3701 Wilshire Boulevard, Los Angeles, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

    WHEREAS, Landlord and Tenant desire by this Third Amendment to amend the Lease in order to, among other things, (a) expand the Original Premises to include (i) certain premises commonly known as Suite 1060 consisting of approximately 2,636 rentable square feet of space located on the tenth (10th) floor of the Building (the "Suite 1060"), (ii) certain premises commonly known as Suites 401 consisting of approximately 1,305 rentable square feet located on the fourth (4th) floor of the Building ("Suite 401"), and (iii) certain premises commonly known as Suite 405 consisting of approximately 1,875 rentable square feet of space located on the fourth (4th) floor of the Building ("Suite 405") (Suite 1060, Suite 401 and Suite 405 are collectively hereinafter referred to as the "Expansion Space"), (b) provide for the amount of Base Rent Tenant shall pay to Landlord for the Expansion Space, and (c) to further amend, modify and supplement the Lease as set forth herein.

    NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1.  Recitals. The Recitals set forth above are incorporated herein as though set forth in full hereat.

    2.  Expansion; Description of Premises. Commencing on January 1, 2001 (the "Expansion Space Commencement Date"), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Space, as outlined on Exhibit "A" attached hereto and incorporated herein by this reference, upon all of the terms and conditions of the Lease except as otherwise set forth herein. The term of Tenant's lease of the Expansion Space shall be two (2) years ending on December 31, 2002 (the "Expansion Space Termination Date"). From and after the Expansion Space Commencement Date until the Expansion Space Termination Date, all references to the "Premises" contained in the Lease shall be amended to mean and refer to the entirety of the space in the Original Premises and the Expansion Space, which is approximately 64,018 rentable square feet of space (the entirety of such space is referred to herein as the "Expanded Premises"). Landlord and Tenant hereby acknowledge and agree that the foregoing statement of the rentable square footage of the Expanded Premises is not a representation or warranty of the exact number of square feet therein but rather is only a reasonable approximation and that the Base Rent payable under the Lease (as amended hereby) is not subject to

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revision whether or not the actual square footage is more or less than such approximation. Effective on the Expansion Space Commencement Date the floor plan attached hereto as Exhibit "A" and incorporated therein by this reference shall be added to the floor plan of the Original Premises attached to the Lease as Exhibit A.

    3.  Base Rent for Expansion Space. Landlord and Tenant agree that, in addition to paying all other amounts due under the Lease, Tenant shall pay the following Base Rent for the Expansion Space, in accordance with Article 3 of the Lease:

Period	Monthly Installment of Base Rent	Monthly Rental Rate
01/01/01 – 12/31/01	$7,270.00	$1.25 per rsf
01/01/02 – 12/31/02	$7,560.80	$1.30 per rsf

    4.  Tenant's Share of Direct Expenses for Expansion Space. In addition to paying all other amounts due under the Lease and the Base Rent for the Expansion Space set forth in Section 4 above, commencing on the Expansion Space Commencement Date and continuing until the expiration of earlier termination of the Lease Term, Tenant shall pay Tenant's Share of the annual Direct Expenses for the Expansion Space in excess of the Direct Expenses for the Base Year in accordance with Article 4 of the Lease. For purposes hereof, Tenant's Share of Direct Expenses for the Expansion Space shall be 1.57% and the Base Year shall mean the year set forth in Section 9.1 of the Summary of Basic Lease Information attached to the Lease.

    5.  Security Deposit. Lessee shall not be required to increase the security deposit being held by Landlord under the Lease in connection herewith. The security deposit under the Lease shall remain $57,190.37.

    6.  Tenant Improvement Allowance. In connection with Tenant's lease of the Expansion Space, Landlord will provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") of Three and 50/100 Dollars ($3.50) per rentable square foot of the Expansion Space ($20,356.00) to complete, subject to the terms and conditions set forth in this Section 6, certain improvements (the "Tenant Improvements") to the Expansion Space desired to be made by Tenant. Prior to commencement of the Tenant Improvements, Tenant will furnish Landlord with all plans and specifications, if any, for Landlord's approval (which approval shall not be unreasonably withheld or delayed). If Tenant elects to use its own contractor to construct the Tenant Improvements, such contractor shall be licensed and approved by Landlord (approval not to be unreasonably withheld or delayed) prior to commencement of the Tenant Improvements. Upon Landlord's approval of the plans and specifications for the Tenant Improvements and Tenant's contractor, Tenant may commence the Tenant Improvements. The Tenant Improvements shall be performed and completed in compliance with all applicable laws, codes, rules and regulations, without any unpaid claims for material, labor or supplies. Tenant shall furnish to Landlord executed construction permits and such invoices, affidavits, releases, and other documentation as Landlord may reasonably request, to be assured, to Landlord's satisfaction, that the Tenant Improvements have been completed in accordance with the plans and specifications, if any, approved by Landlord and have been paid for by Tenant. Provided Tenant complies with all of the terms and conditions of this Section 6, including but not limited to, proof of payment of all bills and delivery to Landlord of unconditional lien releases from all contractors, subcontractors and material suppliers, Landlord shall reimburse Tenant within thirty (30) days after completion of the Tenant Improvements for Tenant's costs incurred in connection with the Tenant Improvements up to an amount not to exceed the amount of the Tenant Improvement Allowance. Tenant will be responsible for paying all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. If the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall receive a credit against the Base Rent next becoming due under the Lease in the amount of any unused portion of the Tenant Improvement Allowance.

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    In the event that Tenant demolishes any walls between any portion of the Expansion Space and any suite(s) adjacent to the Expansion Space (e.g., the demising wall between Suites 1050 and 1060), Tenant shall replace such walls upon the expiration or earlier termination of Tenant's lease of the Expansion Space unless Tenant extends Tenant's lease of the Expansion Space for a term of not less than three (3) years beyond the Expansion Space Termination Date, in which event Tenant shall not be required to replace any demolished walls.

    7.  Parking Spaces. In addition to the parking spaces set forth in Section 11 of the Summary of Basic Lease Information attached to the Lease, in connection with Tenant's lease of the Expansion Space, Tenant shall have the right to rent, on a month-to-month basis, up to two (2) unreserved parking spaces per 1,000 rentable square feet of the Expansion Space in the Building Parking Facility at such rate as is established by Landlord for the Building Parking Facility from time to time.

    8.  Directory Board. In connection with Tenant's lease of the Expansion Space, Tenant shall be entitled to designate up to one (1) name per 1,000 rentable square feet of the Expansion Space on the directory board in the lobby of the Building.

    9.  Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof (a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding Tenant's Security Deposit under the Lease in the amount of $57,190.37, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Third Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Third Amendment; and (iii) Landlord is relying on such representations in entering into this Third Amendment.

    10. Brokers/Consultants. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker, consultant or agent in connection with the negotiation of this Third Amendment, excepting only Insignia/ESG and The Levy Organization (the "Brokers/Consultants"), and that they know of no other real estate broker, consultant or agent who is entified to a commission or consulting fee in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, consultant or agent other than the Brokers/Consultants.

    11. Ratification. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Third Amendment, this Third Amendment shall control.

    12. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, this Third Amendment has been executed by the parties as of the date first referenced above.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ ILLEGIBLE ILLEGIBLE
By:
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ SUSAN BRACEY Susan Bracey Senior Vice President—Finance
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain Vice President & Assistant General Counsel

4

EXHIBIT "A"

Expansion Space Floor Plan

[EXHIBIT "A" ARTWORK]

SUITE 405 EAST

THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

EXHIBIT "A"

Expansion Space Floor Plan

[EXHIBIT "A" ARTWORK]

SUITE 1060 EAST

THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

SECOND AMENDMENT TO OFFICE LEASE

    THIS SECOND AMENDMENT TO OFFICE LEASE dated as of June 22, 1999 (this "Second Amendment"), is entered into by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and TICKETMASTER L.L.C., a Delaware limited liability company ("Tenant"), with reference to the following:

R E C I T A L S

    WHEREAS, Landlord and Ticketmaster – California, Inc., a California corporation, Tenant's predecessor in interest, entered into that certain Office Lease dated November 5, 1998 (the "Original Lease"), as amended by a certain First Amendment to Office Lease dated January 12, 1999 (the "First Amendment"), for the lease of certain premises (the "Premises"), commonly known as Suites 403, 600, 601, 700, 900 and 1050, consisting of approximately 58,202 rentable square feet of space located on the fourth (4th), sixth (6th), seventh (7th), ninth (9th) and tenth (10th) floors of that certain office building (the "Building") commonly known as The Wilshire Colonnade and located at 3701 Wilshire Boulevard, Los Angeles, California. The Original Lease and First Amendment are sometimes collectively referred to herein as the "Lease." All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

    WHEREAS, Landlord and Tenant desire by this Second Amendment to amend the Lease in order to, among other things, (a) extend the effective date and notice date for Tenant's right of early termination for a portion of the Premises under Section 2.3 of the Original Lease and Section 3 of the First Amendment; and (b) further amend, modify and supplement the Lease as set forth herein.

    NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1.  Recitals. The Recitals set forth above are incorporated herein as though set forth in full hereat.

    2.  Extension of Time for Exercise of Tenant's Right of Early Termination. Section 2.3 of the Original Lease and Section 3 of the First Amendment are hereby amended by (a) replacing the date "January 31, 2000" each time such date appears in said sections with the date "April 30, 2000," and (b) replacing the date "June 30, 1999" with the date "September 30, 1999."

    3.  Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof (a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding Tenant's Security Deposit under the Lease in the amount of $57,190.37, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Second Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Second Amendment; and (iii) Landlord is relying on such representations in entering into this Second Amendment.

    4.  Landlord's Attorneys' Fees. It shall be a condition precedent to the effectiveness of this Second Amendment that Tenant shall have paid to Landlord upon demand Landlord's reasonable attorneys' fees incurred in connection with this Second Amendment.

    5.  Ratification. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Second Amendment, this Second Amendment shall control.

    6.  Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, this Second Amendment has been executed by the parties as of the date first referenced above.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ ILLEGIBLE
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ TIMOTHY F. WOOD Timothy F. Wood Executive Vice President
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain Vice President & Assistant General Counsel

2

FIRST AMENDMENT TO OFFICE LEASE

    THIS FIRST AMENDMENT TO OFFICE LEASE dated as of January 12, 1999 (this "First Amendment"), is entered into by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and TICKETMASTER L.L.C., a Delaware limited liability company ("Tenant"), with reference to the following:

R E C I T A L S

    WHEREAS, Landlord and Ticketmaster – California, Inc., a California corporation, Tenant's predecessor in interest, entered into that certain Office Lease dated November 5, 1998 (the "Lease"), for the lease of certain premises (the "Original Premises"), commonly known as Suites 600, 601, 700, 900 and 1050, consisting of approximately 56,782 rentable square feet of space located on the sixth (6th), seventh (7th), ninth (9th) and tenth (10th) floors of that certain office building (the "Building") commonly known as The Wilshire Colonnade and located at 3701 Wilshire Boulevard, Los Angeles, California. All capitalized terms used herein and not otherwise determined herein shall have the meanings ascribed to such terms in the Lease; and

    WHEREAS, Landlord and Tenant desire by this First Amendment to amend the Lease in order to, among other things, (a) expand the Original Premises leased by Tenant under the Lease to include Suite 403 in the Building consisting of approximately 1,420 rentable square feet of space ("Suite 403"); (b) provide for the Base Rent to be paid by Tenant for Suite 403, and (c) further amend, modify and supplement the Lease as set forth herein.

    NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1.  Recitals. The Recitals set forth above are incorporated herein as though set forth in full hereat.

    2.  Expansion of Premises. Effective January 15, 1999 (the "Suite 403 Commencement Date"), the Original Premises shall be expanded to include Suite 403, which consists of approximately 1,420 rentable square feet of space, as shown on the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference. Therefore, the Lease is hereby amended such that, from and after the Suite 403 Commencement Date, all references in the Lease to the "Premises" shall mean and refer to the entirety of the space in the Original Premises and Suite 403, which is a total of approximately 58,202 rentable square feet of space. Landlord and Tenant hereby acknowledge and agree that the foregoing statement of the rentable square footage of the Premises, as expanded to include Suite 403, is not a representation or warranty of the exact number of rentable square feet therein but rather is only a reasonable approximation and that the Base Rent payable under the Lease (as amended hereby) is not subject to revision whether or not the actual square footage is more or less than such approximation. Tenant shall accept Suite 403 in its presently existing, "as is" condition subject to latent defects, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of Suite 403.

    3.  Early Termination. Notwithstanding anything to the contrary contained in the Lease or this First Amendment, Tenant may terminate its lease of all or any portion of Suite 403 effective January 31, 2000, by giving Landlord seven (7) months prior written notice. Failure of Tenant to deliver such notice to Landlord by June 30, 1999 shall be deemed Tenant's election to remain in Suite 403 and Tenant shall have no further right hereunder to terminate the Lease with respect to such space. If Tenant does not terminate its lease of Suite 403 in accordance herewith, then prior to January 31, 2000, Landlord shall provide Tenant with an improvement allowance (the "Suite 403 T.I. Allowance") in the amount of Fifteen and No/100 Dollars ($15.00) per rentable square foot of Suite 403 for costs relating

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to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises and with respect to which improvements Tenant shall have delivered to Landlord the items required under the first sentence of Section 2.2.2 of the Work Letter attached to the Lease as Exhibit B. The improvements to the Premises shall be constructed in accordance with the terms and conditions of the Work Letter attached to the Lease as Exhibit B, except that the Suite 403 T.I. Allowance shall be disbursed as provided under this Section 3. In the event that the actual cost of the improvements to the Premises is less than the Suite 403 T.I. Allowance, Tenant shall be entitled to such excess or a credit, deduction or offset against rent or any other amounts due under the terms of the Lease.

    4.  Base Rent. Commencing on the Suite 403 Commencement Date, in addition to the Base Rent set forth in Section 8 of the Summary of Basic Lease Information contained in the Lease, Tenant shall pay Base Rent for Suite 403 as follows:

Period	Monthly Installment of Base Rent	Monthly Rental Rate
Suite 403 Commencement Date through 48th month after the Suite 403 Commencement Date	$1,704	$1.20
49th month after the Suite 403 Commencement Date through 60th month after the Suite 403 Commencement Date	$1,846	$1.30
61st month after the Suite 403 Commencement Date through Lease Expiration Date	$1,988	$1.40

    5.  Tenant's Share of Direct Expenses. The Lease is hereby amended such that from and after the Suite 403 Commencement Date, in addition to Tenant's Share of Direct Expenses set forth in Section 9.2 of the Summary of Basic Lease Information contained in the Lease, Tenant shall pay Tenant's Share of Direct Expenses for Suite 403 which is approximately .40%, increasing Tenant's Total Share of Direct Expenses to 15.721%.

    6.  Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof (a) landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding Tenant's Security Deposit under the Lease in the amount of $57,190.37, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this First Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this First Amendment; and (iii) Landlord is relying on such representations in entering into this First Amendment.

    7.  Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this First Amendment, this First Amendment shall control.

    8.  Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ INSIGNIA/E.S.G., INC., AGENT
By:
Its:
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ STUART DEPINA Stuart DePina Senior V.P., Treasurer & CFO
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain V.P., Assistant General Counsel

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THE WILSHIRE COLONNADE
3701 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010

[EXHIBIT "A" ARTWORK]

EXHIBIT "A"
SUITES 403 & 405 EAST

4

OFFICE LEASE
WILSHIRE COLONNADE
COLONNADE WILSHIRE CORP.,
a California corporation,
as Landlord,
and
 TICKETMASTER – CALIFORNIA, INC.,
a California corporation,
as Tenant.

WILSHIRE COLONNADE
SUMMARY OF BASIC LEASE INFORMATION

    The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to he known collectively as the "Lease") which pertains to the office building described in Section 6.1 of this Summary (the "Building"). Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

	TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1.	Date:	November 5, 1998.
2.	Landlord:	COLONNADE WILSHIRE CORP., a California corporation
3.	Address of Landlord (Section 30.19):	c/o Insignia/E.S.G., Inc. 3701 Wilshire Boulevard, Suite 407 Los Angeles, California 90010 Attention: Property Manager
4.	Tenant:	TICKETMASTER – CALIFORNIA, INC., a California corporation
5.	Address of Tenant (Section 30.19):	8800 Sunset Boulevard West Hollywood, California 90069 Attention: Victoria Rishwain, Esq. (Prior to Lease Commencement Date)
and:
3701 Wilshire Boulevard Suite 900 Los Angeles, California 90010 Attention: Mr. Eugene Cobuzzi and Victoria Rishwain, Esq., (After Lease Commencement Date)
6.	Building and Premises (Article 1):
	6.1 Building:	The office building located at 3701 Wilshire Boulevard, Los Angeles, California.

i

6.2 Premises:
Approximately 56,782 rentable square feet of space comprised of approximately 10,966 rentable square feet of space located on the sixth (6th) floor of the Building, commonly known as Suite 600, approximately 7,801 rentable square feet of space on the sixth (6th) floor of the Building, commonly known as Suite 601, approximately 19,250 rentable square feet of space of the seventh (7th) floor of the Building, commonly known as Suite 700, approximately 14,620 rentable square feet of space of the ninth (9th) floor of the Building, commonly known as Suite 900, and approximately 4,145 rentable square feet of space on the tenth (10th) floor of the Building, commonly known as Suite 1050, as set forth in Exhibit A attached hereto. Suites 600, 601 and 700 are collectively referred to herein as the "Original Premises", and Suites 900 and 1050 are collectively referred to herein as the "New Premises". The Original Premises and the New Premises are collectively referred to herein as the "Premises".
7.	Term (Article 2):
	7.1 Lease Term:	Seven (7) years, with one (l), five (5) year option to extend.
	7.2 Lease Commencement Date:	Upon mutual execution of this Lease.
7.3 Rent Commencement Dates:
Original Premises:
Upon mutual execution of this Lease. Tenant has been occupying the Original Premises pursuant to (a) that certain Office Lease dated January 20, 1988, by and between State Street Bank and Trust Company, a Massachusetts banking corporation, not personally but solely as Trustee for Telephone Real Estate Equity Trust, predecessor in interest to Landlord, and Ticketmaster – Southern California, Inc., predecessor-in-interest to Tenant, as amended, and (b) that certain Office Lease dated August 8, 1997, by and between Landlord and Tenant (collectively, the "Original Leases").

Suite 900:
Upon the earlier of (i) substantial completion of the Tenant Improvements (as defined in the Work Letter attached to this Lease, as Exhibit B), and (ii) ninety (90) days after the date Landlord delivers the New Premises to Tenant (with Landlord's Work (as defined in the Work Letter) completed) for construction of the Tenant Improvements, as such ninety (90) day period may be extended for Force Majeure Delays and Landlord Delays (as defined in the Work Letter) ("Suite 900 RCD"); provided, that solely for the purposes of the Suite 900 RCD, to the extent Tenant is unable, through no fault of Tenant, to obtain (A) customary labor for tenant improvements consistent with those customarily built by tenants in Comparable Buildings (as hereinafter defined); or (B) building standard materials (or other reasonably comparable materials) for those Suite 900 Tenant Improvements essential for the operation of Tenant's business in the Premises (and such materials are not readily available generally), then Tenant shall provide Landlord with written notice of such inability and to the extent such inability causes a delay in substantial completion of the Tenant Improvements to be constructed in Suite 900 only, the Suite 900 RCD shall be extended by the number of days of such delay.
Suite 1050:
Upon the earlier of (i) substantial completion of the Tenant Improvements (as defined in the Work Letter attached to this Lease as Exhibit B), and (ii) ninety (90) days after the date Landlord delivers the New Premises to Tenant (with Landlord's Work (as defined in the Work Letter) completed) for construction of the Tenant Improvements, as such ninety (90) day period may be extended for Force Majeure Delays and Landlord Delays (as defined in the Work Letter) ("Suite 1050 RCD").
	7.4 Lease Expiration Date:	The last day of the month in which the 7th anniversary of the Suite 900 RCD occurs.
8.	Base Rent (Article3):
	Period	Monthly Installment of Base Rent
Suite 600:	Lease Commencement Date – 4/30/99	$20,287.10
	5/1/99 – 1/31/00	$21,932.00

	2/1/00 – Lease Expiration Date
		Monthly Base Rent shall be calculated by multiplying the square footage of Suite 600 (10,966 s.f.) by the Monthly Rental Rate then in effect for Suites 900 and 1050, subject to increase in accordance with the Monthly Rental Rate increases scheduled for Suites 900 and 1050 as set forth below.
Suite 601:	Lease Commencement Date – 1/31/00	$9,751.25
	2/1/00 – Lease Expiration Date
		Monthly Base Rent shall be calculated by multiplying the square footage of Suite 601 (7,801 s.f.) by the Monthly Rental Rate then in effect for Suites 900 and 1050, subject to increase in accordance with the Monthly Rental Rate increases scheduled for Suites 900 and 1050 as set forth below.
Suite 700:	Lease Commencement Date – 4/30/99	$37,730.00
	5/1/99 – 1/31/00	$40,617.50
	2/1/00 – Lease Expiration Date
		Monthly Base Rent shall be calculated by multiplying the square footage of Suite 700 (19,250 s.f.) by the Monthly Rental Rate then in effect for Suites 900 and 1050, subject to increase in accordance with the Monthly Rental Rate increases scheduled for Suites 900 and 1050 as set forth below.
	Period	Monthly Installment of Base Rent	Monthly Rental Rate
Suite 900:	Suite 900 RCD – 48th month after Suite 900 RCD	$17,544.00	$1.20
	49th month after Suite 900 RCD – 60th month after Suite 900 RCD	$19,006.00	$1.30
	61st month after Suite 900 RCD – Lease Expiration Date	$20,468.00	$1.40
Suite 1050:	Suite 1050 RCD – 48th month after Suite 900 RCD	$4,974.00	$1.20
	49th month after Suite 900 RCD – 60th month after Suite 900 RCD	$5,388.50	$1.30
	61st month after Suite 900 RCD – Lease Expiration Date	$5,803.00	$1.40

9.	Additional Rent (Article 4):
	9.1 Base Year:	Calendar year 1999.

	9.2 Tenant's Share of Direct Expenses:	Suite 600: Approximately 2.988% Suite 601: Approximately 2.123% Suite 700: Approximately 5.245% Suite 900: Approximately 3.865% Suite 1050: Approximately 1.100% Total: Approximately 15.321%
10.	Security Deposit (Article 21):	Landlord is currently holding Tenant's security deposit in the amount of $57,190.37 under the Original Leases and shall continue to hold such amount as the Security Deposit hereunder.
11.	Parking Spaces (Article 28):
Tenant shall have the right to rent, on a month-to-month basis, a total of up to one hundred ninety-five (195) parking spaces in the Building Parking Facility, of which eighteen (18) spaces (the "P-1 Reserved Spaces") shall be reserved, single car spaces located as close as possible to the Building elevators on the parking level closest to street level based on current availability, eleven (11) spaces (the "Additional Reserved Spaces") shall be reserved, single car spaces the location of which shall be determined by Landlord, and the remaining one hundred sixty-six (166) spaces (the "Unreserved Spaces") shall be unreserved spaces, all at such rates as are established by Landlord for the Building Parking Facility from time to time. Notwithstanding anything to the contrary contained herein, (i) six (6) of the Reserved P-1 Spaces shall be provided to Tenant free of charge during the initial Lease Term only, after which time Tenant shall pay Landlord's established rate, as such rate may be adjusted by Landlord from time to time, (ii) the eleven (11) Additional Reserved Spaces shall be rented at a discount rate, during the initial Lease Term only, of ten percent (10%) off Landlord's established rate (currently $125.00), as such rate may be adjusted by Landlord from time to time, and (iii) eighty (80) of the Unreserved Spaces shall be rented at a discount rate, during the initial Lease Term only, of twenty percent (20%) off Landlord's established rate (currently $75.00), as such rate may be adjusted from time to time. To the extent that additional parking may be available, then Tenant may lease on a month-to-month basis parking spaces in excess of the one hundred ninety-five (195) spaces provided above until such time as Landlord provides Tenant thirty (30) days prior written notice of Landlord's need for such excess parking spaces, in which case Tenant shall have no right to lease such excess spaces.

v

12.	Landlord's Broker (Section 29.25):	Insignia/E.S.G., Inc. 3701 Wilshire Boulevard, Suite 407 Los Angeles, California 90010
13.	Tenant's Broker (Section 29.25):	None

    The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ INSIGNIA/E.S.G., INC., AGENT
By:
Its:	/s/ ILLEGIBLE ILLEGIBLE President
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ EUGENE COBUZZI Eugene Cobuzzi COO
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain Assistant Secretary

WILSHIRE COLONNADE

INDEX

EXHIBITS

EXHIBIT A—OUTLINE OF FLOOR PLAN OF PREMISES
EXHIBIT B—WORK LETTER
EXHIBIT C—NOTICE OF LEASE TERM DATES
EXHIBIT D—RULES AND REGULATIONS
EXHIBIT E—FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F—INTENTIONALLY DELETED

INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS	LOCATION OF DEFINITION IN OFFICE LEASE
7th Floor Improvements	4
7th Floor Space	4
7th Floor T.I. Allowance	4
ACM	38
Actual Cost	12
Additional Rent	5
Affiliate	24
Alterations	14
Applicable Laws	31
Base Rent	4
Base Year	5
Base, Shell and Core	19
BOMA	8
Broker	37
Builder's All Risk	14
Building	1
Building Parking Facility	1
Comparable Buildings	2
Comparable Transactions	2
Computer HVAC System	12
Conference Room	13
Control	24
Cost Pools	6
Direct Expenses	5
Dish	15
Eligibility Period	29
EPA	38
Estimate	8
Estimated Statements	8
Estimated Excess	8
Excess	8
Expense Year	5
Fair Market Rent	2
First Offer Right	33
First Right Space	33
FMR Data	3
Force Majeure	36
Hazardous Material	37
Holidays	12
Independent CPA	9
Landlord	1
Landlord Parties	17
Landlord's Abatement Work	38
Landlord's Review Period	3
Lease	I
Lease Commencement Date	2

Lease Expiration Date	2
Lease Term	2
Lease Year	2
Notices	36
Offer Notice	33
Operating Expenses	5
Option Rent	2
Option Term	2
Original Improvements	18
Original Tenant	2
Outside Agreement Date	3
Ownership Changes	24
Premises	I
Project	1
Prop. 13 Trigger Extent	7
Proposition 13	7
Real Property	1
Renovations	38
Rent	2
Review Period	10
Security Deposit	29
Statement	8
Storage Space Agreements	1
Subject Space	22
Subleases	28
Suite 1050 Improvements	4
Suite 1050 T.I. Allowance	4
Summary	l
Systems and Equipment	6
Taking	21
Tax Expenses	6
Tenant	I
Tenant Parties	17
Tenant's Review Period	3
Tenant's Share	8
Transfer Notice	21
Transfer Premium	23
Transferee	21
Transfers	21
UPS System	12

WILSHIRE COLONNADE
OFFICE LEASE

    THIS OFFICE LEASE, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference and certain separate existing storage space agreements previously entered into by and between the parties (the "Storage Space Agreements"; this Office Lease, the Summary and the Storage Space Agreements to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and TICKETMASTER – CALIFORNIA, INC., a California corporation ("Tenant").

ARTICLE 1.

REAL PROPERTY, BUILDING AND PREMISES

    1.1. Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of the Summary (the "Premises"), which Premises are located in the "Building," as that term is defined in this Section 1.1. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Premises are a part of the building (the "Building") located at 3701 Wilshire Boulevard, Los Angeles, California. The Building, the Building's parking facility ("Building Parking Facility"), the other office building located adjacent to the Building and the land upon which such adjacent office building is located, any outside plaza areas, land and other improvements surrounding the Building and adjacent building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Project" or "Real Property." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may reasonably make from time to time to the extent the same are non-discriminatorily enforced and Tenant receives advance notice of the same. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof as long as such alterations, additions or changes do not unreasonably reduce, restrict or negatively affect Tenant's access to the Premises or the Building Parking Facility. Further, Landlord shall not promulgate or enforce any rules or regulations which unreasonably interfere with the conduct of Tenant's business at the Premises.

    1.2. Condition of the Premises. Except as specifically set forth in this Lease and the Work Letter attached hereto as Exhibit B, Tenant shall accept the Premises in its presently existing, "as is" condition subject to latent defects, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall not, by virtue of Tenant's acceptance of the Premises, be required to take any corrective action with respect to any latent defect. Furthermore, if any latent defect exists which materially affects Tenant's quiet enjoyment of the Premises, constitutes a dangerous condition or is required to be corrected by law, then Landlord will undertake the appropriate corrective action at Landlord's cost which cost shall not be charged back to Tenant as a Direct Expense. Nothing in this paragraph shall be construed to impose on Tenant or subject Tenant to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Tenant or its employees, agents or contractors in the course of repair work or physical improvements or alterations to the Premises performed by Tenant or its employees, agents or contractors, including without limitation, construction of the Tenant Improvements described in Exhibit B. Nothing in this paragraph shall be construed to impose on Landlord or subject Landlord to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Landlord or its employees, agents or contractors.

ARTICLE 2.

INITIAL LEASE TERM

    2.1. Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. The parties acknowledge that Tenant is currently leasing from Landlord the Original Premises under the Original Leases. Landlord and Tenant agree that on the Lease Commencement Date, the Original Leases shall immediately terminate and be of no further force or effect and this Lease shall govern Tenant's lease of the entirety of the Premises. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. Once during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

    2.2. Option Term.

      2.2.1. Option Right. Landlord hereby grants the Tenant named in the preamble to this Lease (the "Original Tenant") one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond the applicable cure period and Tenant has not previously been in material default under this Lease more than once. Upon the proper exercise of the option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease beyond the applicable cure period and Tenant has not previously been in material default under this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant except for any assignee permitted under Section 14.7 and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease except for any assignee permitted under Section 14.7) if the Original Tenant occupies at least 60% of the Premises.

      2.2.2. Option Rent. The "Rent," as that term is defined in Section 4.1 below, payable by Tenant during the Option Term (the "Option Rent") will be adjusted to "Fair Market Rent" determined in the manner set forth below. As used herein, "Fair Market Rent" shall mean the annual amount per rentable square foot then being accepted by Landlord for the time period covered by the Option Term in transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable creditworthiness, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions") in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of other similar office buildings in the vicinity of the Building ("Comparable Buildings") with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction of any other period during the lease term, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make and receive the same economic payments and concessions that Landlord would otherwise make and receive in Comparable Transactions.

      Landlord shall determine the Fair Market Rent by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than sixty (60) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rent. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposed by Landlord then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rent, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rent and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

      In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rent which triggers the negotiation period of this provision, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental in the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rent, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rent and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

        (i)    Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rent within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrator, taking into account the requirements of this provision. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rent ("FMR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMR Data.

        (ii)   The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant of such determination.

        (iii)   The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

        (iv)   If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Los Angeles Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

        (v)   The cost of arbitration shall be paid by Landlord and Tenant equally.

    During the period requiring the adjustment of Annual Base Rent to the Option Rent, Tenant shall pay, as Annual Base Rent pending such determination, the annual Base Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the applicable Fair Market Rent, if the Lease Term has expired, Tenant shall pay Landlord the difference between the amount of annual Base Rent Tenant actually paid and the applicable Option Rent determined in accordance herewith from the Lease Expiration Date through the date of determination of Fair Market Rent, immediately upon the determination of Fair Market Rent. Any amount of annual Base Rent Tenant has actually paid to Landlord which exceeds the applicable Option Rent determined in accordance herewith shall be credited against Tenant's future annual Base Rent obligations.

    2.3.   Early Termination. Notwithstanding anything to the contrary contained herein, Tenant may terminate its lease of (a) all or any portion of Suite 1050, and/or (b) approximately 4,775 square feet of space (the "7th Floor Space") on the seventh (7th) floor of the Building, as shown on Exhibit A-l, effective January 31, 2000, by giving Landlord seven (7) months prior written notice. Failure of Tenant to deliver such notice to Landlord by June 30, 1999 shall be deemed Tenant's election to remain in Suite 1050 and the 7th Floor Space and Tenant shall have no further right hereunder to terminate this Lease with respect to such space. If Tenant elects to terminate its lease of the 7th Floor Space in accordance herewith, Tenant shall, at Tenant's sole cost and expense, reconfigure and enclose its seventh (7th) floor reception area in order to create a multi-tenant floor as shown on Exhibit A-2, in accordance with mutually agreed upon plans and specifications and in compliance with all applicable laws, codes, regulations and ordinances. If Tenant does not terminate its lease of the 7th Floor Space in accordance herewith, then prior to January 31, 2000, Landlord shall provide Tenant with an improvement allowance (the "7th Floor T.I. Allowance") in the amount of Seven and No/100 Dollars ($7.00) per rentable square foot of the 7th Floor Space for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises with respect to which improvements Tenant shall have delivered to Landlord the items required under the first sentence of Section 2.2.2 of the Work Letter attached to this Lease as Exhibit B. If Tenant does not terminate its lease of Suite 1050 in accordance herewith, then prior to January 31, 2000, Landlord shall provide Tenant with an improvement allowance (the "Suite 1050 T.I. Allowance") in the amount of Fifteen and No/100 Dollars ($15.00) per rentable square foot of Suite 1050 for costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises and with respect to which improvements Tenant shall have delivered to Landlord the items required under the first sentence of Section 2.2.2 of the Work Letter attached to this Lease as Exhibit B. The improvements to the Premises shall be constructed in accordance with the terms and conditions of the Work Letter attached to this Lease as Exhibit B, except that the 7th Floor T.I. Allowance and the Suite 1050 T.I. Allowance shall be disbursed as provided under this Section 2.3.

ARTICLE 3.

BASE RENT

    Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, commencing on the applicable Rent Commencement Dates set forth in Section 7.3 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever (except as otherwise specifically set forth in this Lease). The Base Rent for the New Premises for the first full month of the Lease Term for which Base Rent is payable hereunder, shall be paid on the applicable Rent Commencement Dates. If any rental payment date (including the Rent Commencement Dates) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. AH other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4.

ADDITIONAL RENT

    4.1. Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2 and 4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive for nine (9) months after the expiration of the Lease Term.

    4.2. Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

      4.2.1. "Base Year" shall mean the year set forth in Section 9.1 of the Summary.

      4.2.2. "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

      4.2.3. "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

      4.2.4. "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature, except as specifically excluded in Section 4.7 below, which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities (other than separately metered utilities billed directly to Tenant or other tenants or occupants of the Building), the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a legally required transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; provided, that the portion of Operating Expenses relating to the items listed in this subsection 4.2.4(iv) shall not increase by more than five percent (5%) of such portion for the previous year; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) actual and documented fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building (not higher than Building Manager), and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.5 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities (excluding tenant improvements for other tenants or occupants of the Building), maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xiii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or (II) made to the Building after the Lease Commencement Date that are required under any governmental law or regulation, except for capital improvements or costs to remedy a condition existing as of the date of construction of the Building which a federal, state or municipal governmental authority, if it had knowledge of such condition as of the date of construction of the Building, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the date of construction of the Building; provided, however, that if any such cost described in (I) or (II) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If the Building is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

      4.2.5. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part and which are not separately metered or a part of another tenant's or occupant's tenant improvements.

      4.2.6. "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant or other tenants or occupants of the Building, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately. With respect to any increase or reassessment of real property taxes and assessments resulting from any sale, transfer or other change in ownership of the Building or the Project or other event which triggers a reassessment under Article XIIIA of the California Constitution (otherwise known as Proposition 13) (each, a "Prop. 13 Trigger Extent"), Tenant's responsibility to pay for Tenant's Share of any such increases or reassessments shall be limited as provided in Section 4.7(K) below. It is expressly understood and agreed that any charges to Tenant made pursuant to this Section 4.2.6 of this Lease shall not be duplicative of any other charges under this Lease.

        4.2.6.1. Tax Expenses shall include, without limitation:

          (i)    Any tax on Landlord's rent, right to rent or other gross income from the Real Property or as against Landlord's business of leasing any of the Real Property (but not Landlord's income or franchise taxes);

          (ii)   Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

          (iii)   Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

          (iv)   Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

        4.2.6.2. If in any Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases, then for purposes of all subsequent Expense Years, including the Expense Year in which such decrease in Tax Expenses occurred, the Direct Expenses for the Base Year shah be decreased by an amount equal to the decrease in Tax Expenses.

        4.2.6.3. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of such increased Tax Expenses.

        4.2.6.4. Notwithstanding anything to the contrary contained in this Section 4.2.7 (except as set forth in Sections 4.2.6.1 and 4.2.6.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease or paid by any other tenant or occupant of the Building.

        4.2.6.5. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

      4.2.7. "Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. The rentable square feet in the Premises and Building is measured pursuant to the Standard Method for Measuring

  Floor Area in Office Buildings, ANSI Z65.1 – 1980 ("BOMA"), provided that tile rentable square footage of the Building shall include all of, and the rentable square footage of the Premises therefore shall include a portion of, the square footage of the ground floor common areas located within the Building and the common area and occupied space of the portion of the Building, dedicated to the service of the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

    4.3.  Calculation and Payment of Additional Rent.

      4.3.1. Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

      4.3.2. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

      4.3.3. Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

    4.4. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

      4.4.1. Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; or

      4.4.2. Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Building Parking Facility).

      4.4.3. Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

      4.4.4. Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mandatory mass transit improvements.

    4.5. Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Real Property (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings of the Real Property. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings of the Real Property) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses which are not attributable solely to the Building or the adjacent building on the Real Property, but rather are attributable to the Real Property as a whole.

    4.6. Landlord's Books and Records. Within thirty (30) days after notice from Tenant (given within one (1) year after receipt of any Statement), provided that Tenant is not then in default after the applicable cure period has lapsed under this Lease, if Tenant disputes the amount of Additional Rent set forth in the Statement, Tenant shall give written notice to Landlord, and an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm) designated by Tenant and approved by Landlord (which approval shall not he unreasonably withheld) (the "Independent CPA") shall inspect Landlord's records at Landlord's offices at Tenant's expense; provided, however, that if the actual amount of Direct Expenses as determined by such Independent CPA is less than ninety-five percent (95%) of the amount of Direct Expenses as set forth in the Statement, then Landlord shall pay the costs associated with such inspection. If the Independent CPA determines an error was made in the calculation of Direct Expenses from the Statement, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any reimbursement amounts determined to be owing by Landlord to Tenant or by Tenant or Landlord shall be (i) in the case of amounts owing from Tenant to Landlord paid within thirty (30) days following such determination, and (ii) in the case of amounts owing from Landlord to Tenant, credited against the next payment of Base Rent due Landlord under the terms of this Lease, or if the Lease Term has expired, within thirty (30) days of such determination. Landlord shall be required to maintain records of all Direct Expenses and other rent adjustments for the entirety of the one-year period ("Review Period") following Landlord's delivery to Tenant of each Statement setting forth Tenant's Share of Direct Expenses. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement.

    4.7. Exclusions from Direct Expenses. Notwithstanding anything in the definition of Direct Expenses in the Lease to the contrary, Direct Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

      (A) wages, salaries or fees or other sums paid to or on account of off-site administrative or executive personnel of Landlord (except for management fees payable to Landlord's property manager);

      (B) cost of repairs or replacements incurred by reason of fire, earthquake or other casualty, to the extent that Landlord is reimbursed by insurance proceeds;

      (C) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent of same exceeds the costs of such services if rendered by unaffiliated third parties on a competitive basis;

      (D) rentals and other related expenses (unless such costs would otherwise be charges for repair and maintenance of equipment) incurred in the capital leasing of air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment which is used in providing janitorial or similar services and which is not affixed to the Building);

      (E) depreciation of the Building other than routine maintenance and repair;

      (F) costs of items considered as capital repairs, replacements, and improvements, equipment under generally accepted accounting principles consistently applied or otherwise, except for the cost of any capital improvements or other costs of a capital nature expressly permitted under Section 4.2.4 above;

      (G) any costs incurred for compliance with any legal requirements relating to the Building or the Premises in effect and enforced prior to the Lease Commencement Date, in excess of any reduction in operating costs occasioned by such compliance to the benefit of Tenant;

      (H) expenses in connection with services or other benefits which are not provided to Tenant but which are provided to another tenant or occupant of the Building;

      (I) any reserves established prospectively by Landlord for deferred maintenance or other items;

      (J) sales and other costs of transactions including financing, leasing the Building or any portion thereof, and tenant disputes unrelated to operation or maintenance of the Building but excluding taxes occasioned by reassessment; and

      (K) with respect to any increase or reassessment of real property taxes and assessments resulting from a Prop. 13 Trigger Event, Tenant's responsibility to pay for Tenant's Share of any such increases or reassessments shall be as follows: In the case of a Prop. 13 Trigger Event occurring during the first Lease Year, Tenant shall pay zero percent (0%) of the amount of additional rent which Tenant would otherwise have had to pay, as a result of such Prop. 13 Trigger Event. In the case of a Prop. 13 Trigger Event occurring during the second (2nd) Lease Year, Tenant shall pay twenty-five percent (25%) of the amount of additional rent which Tenant would otherwise have had to pay as a result of such Prop. 13 Trigger Event. In the case of a Prop. 13 Trigger Event occurring during the third (3rd) Lease Year, Tenant shall pay fifty percent (50%) of the amount of additional rent which Tenant shall have otherwise have had to pay as a result of such Prop. 13 Trigger Event. In the case of a Prop. 13 Trigger Event occurring during the fourth (4th) Lease Year, Tenant shall pay seventy-five percent (75%) of the amount of additional rent which Tenant shall have otherwise have had to pay as a result of such Prop. 13 Trigger Event. In the case of a Prop. 13 Trigger Event occurring during the fifth (5th) Lease Year, or any subsequent year, Tenant shall pay one hundred percent (100%) of the amount of additional rent which Tenant would otherwise have had to pay as a result of such Prop. 13 Trigger Event. The limitation set forth in this Section 4.7(K) shall in no way limit Tenant's responsibility to pay for Tenant's Share of any increases or reassessments resulting from a Prop. 13 Trigger Event after the Cutoff Date that are attributable to the period after the Cutoff Date or any increases in any other Tax Expenses at any time during the Lease Term which do not result from a Prop. 13 Trigger Event.

ARTICLE 5.

USE OF PREMISES

    Tenant shall use the Premises for the sole purpose of the conduct of Tenant's business and for general executive and administrative business office purposes and for no other purpose or purposes whatsoever. The term "conduct of Tenant's business" shall mean only full service computerized ticketing for entertainment or other events with telephone ordering systems and telemarketing which may include the telephone sale of merchandise (as such activities may change due to technological changes or other changes in the telemarketing industry) on a 24 hour, 7 day per week basis. Landlord acknowledges that this expressed use shall not result in any increase in insurance costs which would be charged to Tenant. Tenant expressly understands and agrees that it shall not engage in the on-site retail sale of entertainment or other special event tickets and that such activity shall be a material breach of this Lease. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property to the extent Tenant has received prior written notice of same. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 29.29 of this Lease. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Material. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Article 5.

ARTICLE 6.

SERVICES AND UTILITIES

    6.1. Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

      6.1.1. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, which shall provide temperatures within the Premises consistent with those specifically provided in comparable first class office buildings in the Mid-Wilshire district of Los Angeles, California, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and on Saturday during the period from 8:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the "Holidays") at which times Landlord shall make such services available at Landlord's then standard after-hours rates.

      6.1.2. Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord.

      6.1.3. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

      6.1.4. Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

      6.1.5. Landlord shall provide nonexclusive automatic passenger elevator service at all times.

      6.1.6. Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

    6.2. Overstandard Tenant Use; Separate Meter. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. At Landlord's election, Landlord may separately meter the Premises for utilities, including without limitation, HVAC, water, gas and electricity, and Tenant shall pay, at Landlord's election, either directly to the provider thereof or to Landlord, within ten (10) days after billing, the cost of Tenant's consumption and of maintenance of equipment which is installed in order to meter such consumption, at Landlord's "Actual Cost". The term "Actual Cost" shall mean the actual out-of-pocket incremental extra costs to Landlord to provide additional services or utilities without markup for profit, overhead, depreciation or administrative costs. All such costs shall be prorated among all tenants then requesting or needing additional services or utilities during such time periods. The parties stipulate that the Actual Cost for after-hours HVAC is currently $120 per hour, and such cost may be increased by Landlord to reflect any increase in Actual Costs incurred by the Landlord. Landlord acknowledges that Tenant's current electrical usage in the Original Premises as of the date of this Lease is not excessive. The parties acknowledge that as of the date of this Lease Tenant has installed in the Original Premises: (i) a separately metered HVAC system consisting of two (2) separate HVAC units (the "Computer HVAC System"), located on the 6th floor of the Building that provides twenty-four (24) hour HVAC service to Tenant's computer room and Automatic Call Director rooms on the 6th and 7th floors of the Premises, (ii) an Uninterruptible Power Supply System ("UPS System"), and (iii) an Emergency Generator System. Landlord and Tenant agree that Tenant shall maintain and repair the Computer HVAC System, UPS System and Emergency Generator System during the Lease Term, as the same may be extended, at Tenant's sole cost and expense.

    6.3. Interruption of Use. Except as specifically set forth in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and except as specifically provided elsewhere in this Lease, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, occurring through no fault of Landlord, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Nothing in this Section 6.3 shall be construed to relieve Landlord from any duty to repair and maintain the Building undertaken by Landlord under this Lease.

    6.4. Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days billing, the sum of all costs to Landlord of such additional services. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

    6.5. Conference Room Facility. The parties acknowledge that Landlord currently has a conference room facility located on the eleventh (11th) floor of the Building (the "Conference Room") which is available for use by all tenants of the Project, at a usage fee established by Landlord in Landlord's sole and absolute discretion. So long as Landlord maintains the Conference Room for non-exclusive use by tenants of the Project, Tenant shall have the right to use the Conference Room for general meeting and other related purposes for up to thirty-six (36) hours per year. Such right to use the Conference Room shall be subject to availability, as determined by Landlord, and to all such rules and regulations regarding use of the Conference Room as Landlord may impose. Tenant acknowledges that any usage of the Conference Room after Business Hours will be without any HVAC service, unless specific arrangements are made by Tenant with Landlord for HVAC usage. In the event HVAC services are provided to the Conference Room after Business Hours, Tenant shall be charged the then-standard rates being charged by Landlord to other tenants in the Building for after Business Hours HVAC usage. Landlord makes no representation or warranty to Tenant that Landlord will continue to provide the Conference Room throughout the Lease Term or that the Conference Room will be available for use by Tenant at any particular time or from time to time.

ARTICLE 7.

REPAIRS

    Except as specifically provided in this Lease to the contrary, subject to the provisions of Article 4 above, Landlord shall keep the structural portions of the Building and the Premises, including the water lines, plumbing, HVAC, electrical systems and other systems of the Building, maintained and in a state of good repair consistent with that typically maintained by comparable office buildings in the Mid-Wilshire district of Los Angeles, California. Subject to Landlord's obligations under the first sentence of this Article 7, at all times during the Lease Term, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the interior (non-structural) portions of the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building, but in no event to exceed five percent (5%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8.

ADDITIONS AND ALTERATIONS

    8.1. Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord. However, it is expressly understood and agreed that Landlord may refuse consent to any Alteration which affects the structure of the Building or the exterior of the Building without regard to any standard of reasonableness. With respect to any Alteration which affects the electrical, HVAC or mechanical systems of the Building, Landlord shall be reasonable in refusing or denying consent and in no event shall Landlord be required to give consent if Landlord incurs a cost as a result of such Alteration by Tenant, or such Alteration requires an increase in the power or other existing capacities of the Building electrical, HVAC or mechanical systems unless Tenant agrees to pay for such costs. For purposes of this Section 8.1, it is expressly understood and agreed that if Landlord delays consent for more than ten (10) days after Landlord has received the plans and specifications for such alterations and improvements in a form sufficiently detailed to obtain building permits, then such delay shall be deemed unreasonable. With respect to any repair of any existing item located within the Premises which malfunctions or requires replacement because it is broken, and which does not involve the upgrading or enhancement of such item, and such repair or replacement is in the ordinary course of Tenant's business and necessary to its continued operation, then Tenant need not get Landlord's prior written consent for such repair or replacement but shall notify Landlord so that Landlord may post a notice of non-responsibility. No such notice or consent shah be required for the repair or replacement of Tenant's trade fixtures. The Premises shall be initially improved as provided in and subject to, the Work Letter attached hereto as Exhibit B and made a part hereof.

    8.2. Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term (provided that Tenant shall not be required to remove any Alterations which are customary and typical for business office operations subject to Section 8.4 below), and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably selected by Landlord. In any event, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require

Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

    8.3. Payment for Alterations. In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building, but in no event to exceed five percent (5%)) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

    8.4. Landlord's Property. All Alterations, improvements, fixtures and/or equipment other than Tenant's personal property, fixtures, workstations and equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any of Tenant's Alterations, improvements, fixtures and/or equipment, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination oftbe Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any dam age to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

    8.5. Antennae/Satellite Dish. The parties hereby acknowledge that Tenant has a parabolic satellite dish (the "Dish") on the roof of the Building. Subject to approval by all applicable governmental authorities, so long as this Lease is in full force and effect and Tenant is not in default under the terms, covenants and conditions of this Lease beyond the applicable cure period, Landlord grants to Tenant and its agents and contractors, the right to maintain and operate the Dish, and related equipment, including cables from the exterior of the Dishes to equipment inside the Premises necessary for the operation of the Dish, in its current location on the roof of the Building, at Tenant's sole cost and expense. In no event shall the Dish be more than six feet (6') in diameter. Landlord may impose such reasonable requirements as to color and/or architectural treatment to mask the Dish to Landlord's reasonable satisfaction. The Dish and all supporting frames and structures shall be painted in a color of Landlord's choice and shall bear no advertising material or wording of any sort. The maintenance and operation of the Dish shall be in accordance with the provisions of this Lease and shall be performed at Tenant's sole cost and expense. Tenant will ensure that the Dish, and each part of it, is maintained in accordance with all federal, state and local rules and building codes. Tenant will obtain, at its sole cost and expense, all Federal Communications Commission and other licenses or approvals required to install and operate the Dish and shall repair any and all damage to the Premises (including, but not limited to, the roof of the Building) caused as a result of Tenant's installation of the Dish. The Dish is and shall remain the property of Tenant or Tenant's assignee, transferee or sublessee, and Landlord and Tenant agree that the Dish is not, and installation of the Dish at the Premises shall not cause the Dish to become, a fixture pursuant to this Lease or by operation of law. Tenant shall not be entitled to receive any income from any third-party individual or entity for the use of the Dish. Tenant shall be responsible for the operation, repair and maintenance of the Dish during the term of this Lease, at Tenant's sole cost and expense, and upon the expiration or other termination of this Lease, Tenant shall remove said Dish and repair any and all damage to the Premises (including, but not limited to, the roof of the Building) caused as a result of such removal. Tenant shall use the roof solely for the operation ofthe Dish as set forth herein and for no other purposes. Tenant agrees to operate the Dish in such a manner so as not to interfere with or impair the operation of other antennae or telecommunication equipment of Landlord or other tenants or occupants of the Project. If Tenant's use of the Dish shall cause such interference or impairment, Tenant shall, at its sole cost and expense, promptly eliminate such condition by relocating the Dish or otherwise. In the event Landlord repairs or replaces the roof during the term of this Lease, Tenant will remove the Dish from the roof at Tenant's sole cost upon receipt of written request from Landlord. Tenant shall be able to place the Dish on the roof, at Tenant's sole cost and expense, after Landlord completes repairing or replacing the roof which Landlord shall pursue in a reasonably diligent manner. Landlord may have its representative present at the removal, relocation or any reinstallation of the Dish. It is expressly understood that Tenant's right to have installed, operate and maintain the Dish is a non-exclusive right and Landlord shall continue to have the right to grant similar licenses or rights to other tenants of the Building or any other persons at Landlord's sole discretion, to install, operate and maintain other satellite dishes, radio or microwave equipment; however, in no event shall Landlord or any other tenant have the right to use Tenant's Dish. Tenant specifically understands and agrees that Landlord has made no representation as to the suitability of the Building or any of its systems to the conduct or operation of the Dish for the purposes stated herein. Landlord shall have no liability for any signal disruption caused by any malfunction of any cables within the Building necessary for the operation of the Dish or by the malfunction of any mechanical, electrical or other system of the Building.

    Landlord assumes no liability or responsibility for interference with the Dish caused by other tenants placing similar equipment on the roof of their premises. The Dish shall be included within the coverage of all insurance policies required to be maintained by Tenant under this Lease and Tenant shall obtain at its cost all permits required by governmental authorities for the Dish. The Dish shall be used solely in connection with the business operations in the Premises, and shall not be used by any party who is not an occupant or tenant of the Premises.

    Tenant agrees to indemnify and hold Landlord its agents, and employees, harmless from any and all claims or damages which may arise by reason of any work done by Tenant, its employees, agents and contractors in connection with any modifications to the installation, operation, maintenance, or removal of the Dish and any supporting framework or structure or other equipment on the rooftop of the Building or in the conduit for the cable connecting the Dish and the Premises except for claims for damages resulting from the negligent or wrongful acts or omissions of the Landlord, its agents or employees. Tenant further agrees to defend any cause of action, claim or damage against Landlord which may arise out of the undertakings by Tenant on the roof of the Building pursuant to this Section 8.5. The rights provided to the Tenant are unique to the original Tenant named in this Lease and may not be assigned or otherwise transferred in any manner.

ARTICLE 9.

COVENANT AGAINST LIENS

    Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be bonded over or to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10.

INSURANCE

    10.1. Indemnification and Waiver. Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property orresulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Panics. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from the negligence or wilful misconduct of Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") or any cause in, on or about the Premises either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or wilful misconduct of Landlord Parties. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) arising from the negligence or wilful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or wilful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

    10.2. Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. Landlord shall, at Landlord's expense, comply as to the Building with all insurance requirements pertaining to Landlord's ownership of the Building. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Landlord acknowledges that Tenant's current use of the Premises is not a reason for an increase in Landlord's insurance premiums. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of Landlord's insurance policies to the extent Tenant has notice thereo.

    10.3. Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

      10.3.1. Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$3,000,000 each occurrence
Property Damage Liability	$3,000,000 each occurrence
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured's participation

      10.3.2. Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the improvements which exist in the Premises as of the Lease Commencement Date (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

      10.3.3. Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is noncontributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant may obtain the insurance coverage required under this Article 10 in the form of a blanket insurance policy. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

    10.4. Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

    10.5. Additional Insurance Obligations. The limits of policies of insurance required of Tenant and Landlord under this Lease shall never be decreased, but shall be increased in accordance with increases, if any, necessary to maintain policy limits from time to time customary and usual for a comparable first class office building in Los Angeles. Additionally, Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as are customary and usual for a comparable first class office building in Los Angeles and required by Landlord of other tenants in the Building.

    10.6. Landlord's Insurance. Landlord shall carry public liability and contractual indemnity insurance in the amount of at least $3,000,000 combined single limit coverage and fire and extended coverage for additional perils in the amount of at least $3,000,000.

ARTICLE 11.

DAMAGE AND DESTRUCTION

    11.1. Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and improvements to the Building not built by or for a tenant (collectively, the "Base, Shell and Core") and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not he materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or wilful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

    11.2. Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. Provided, however, in the event the Building shall be damaged to the extent of fifty percent (50%) or more of its replacement cost, either Landlord or Tenant may elect to cancel and terminate this Lease upon written notice to the other within thirty (30) days after the damage. In addition, in the event that (A) the Premises are totally destroyed or damaged to any substantial extent and such destruction or damage cannot be repaired by Landlord within a period of thirty (30) days after the date of such damage or destruction and Landlord is unable to provide Tenant with comparable temporary premises reasonably acceptable to Tenant (provided that Tenant shall have the right to terminate this Lease if Tenant is unable to relocate back to the Premises within an additional thirty (30) day period), or (B) the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 11, either party shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of destruction, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. Notwithstanding anything to the contrary contained in this Article 11, Tenant shall have the right to terminate this Lease if it is unable to reasonably conduct its business within the Premises as a result of damage or destruction of the Premises or the Building for thirty (30) consecutive days and in fact does not conduct its business in the Premises during such thirty (30) consecutive day period and Landlord is unable to provide Tenant with comparable temporary premises reasonably acceptable to Tenant. If Tenant attempts to use the Premises during such thirty (30) consecutive day period but is unable to derive substantially the same income from the conduct of its business from the Premises (at least eighty-five percent (85%) of the pre-damage income) after such damage or destruction as before the event of damage or destruction as a result of the material loss of use of the Premises rather than as a result of any external market condition changes (such as a change in peak season to non-peak season or the fact that special events producing income prior to the damage or destruction were complete) then it will be deemed that

Tenant's attempted use during such thirty (30) consecutive day period will not be deemed "doing business in the Premises".

    11.3. Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property; provided, however, that such waivers are not intended to limit or impair any express rights or privileges which may have been granted to Tenant in this Lease.

ARTICLE 12.

NONWAIVER

    No waiver of any provision or breach of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted, Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.

ARTICLE 13.

CONDEMNATION

    13.1. Permanent Taking. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (each, a "Taking"), Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, if access to the Premises is substantially impaired, or if Tenant is unable to conduct Tenant's business as then being conducted within the Premises as a result of a Taking, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such Taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim for award for the taking of the unamortized value of tenant improvements which Tenant has installed and paid for, for Tenant's moving expenses and for Tenant's goodwill if such separate claim is permitted by law but, if such separate claim is not so permitted then Tenant may join in Landlord's claim but only to the extent of seeking award for the Taking of such items stated in this sentence. If the authority making the award fails to make an allocation for such item or items, then the entire award shall be Landlord's. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

    13.2. Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises that does not render the Premises unusable by Tenant for the conduct of Tenant's business as then being conducted, for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14.

ASSIGNMENT AND SUBLETTING

    14.1. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed as provided in Section 14.2 below, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), except as otherwise provided in Section 14.7 below. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void, and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's actual out-of-pocket review and processing fees, as well as any reasonable out-of-pocket legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

    14.2. Landlord's Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord agrees that it shall either consent, refuse consent or exercise its rights under Section 14.4 above no later than fifteen (15) days following Landlord's receipt of all of the documents and information described in Section 14.1. In the event Landlord fails to respond to Tenant's request for consent within such fifteen (15) day period, then Landlord's failure to so act within said 15-day period shall be deemed consent to the proposed subletting or assignment. If Landlord notifies Tenant in writing of its intention to exercise the rights of recapture provided under Section 14.4, then Tenant shall have ten (10) days after delivery of such notification to withdraw the request for assignment or subletting. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

      14.2.1. The Transferee is of a character or reputation or engaged in a business which is not consistent with the then existing tenants of the Building or Project;

      14.2.2. The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease or the use permitted by Landlord of comparable space in the Building except with respect to any retail space on the ground floor;

      14.2.3. The Transferee is either a governmental agency or instrumentality thereof; provided, however, that Tenant shall be entitled to assign, sublet or otherwise transfer to a governmental agency or instrumentality thereof to the extent Landlord has leased or has permitted the lease of space to a comparable governmental agency or instrumentality thereof of comparable stature;

      14.2.4. The Transfer will result in substantially more occupants than the number of people utilizing comparable space in the Building;

      14.2.5. The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested in Landlord's reasonable judgment;

      14.2.6. The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

      14.2.7. Intentionally deleted; or

      14.2.8. Either (a) the proposed Transferee occupies space in the Building at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Building to the extent Landlord cannot meet such occupant's space needs or to the extent such occupant occupies space on the same floor as to which the Premises are located or on a floor contiguous to a floor leased by Tenant), or (b) Landlord is in exclusive negotiations with such proposed Transferee to lease a particular space in the Building at such time.

      If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

    14.3. Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, less Tenant's actual costs and expenses incurred and paid by Tenant in connection with such Transfer (including but not limited to costs of Transfer such as brokerage commissions, improvement allowance and reasonable legal fees). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for products or services rendered by Tenant to Transferee as a subterfuge to avoid the provisions of this Section.

    14.4. Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to (i) recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

    14.5. Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times after reasonable notice and at Landlord's sole cost to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.

    14.6. Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period ((A) and (B) are collectively hereinafter referred to as "Ownership

Changes"). Notwithstanding anything to the contrary contained in this Article 14, any Ownership Change shall not be deemed an act of assignment under this Article 14 provided that (1) the net worth of the Tenant or the successor entity or purchaser, as applicable, after the Ownership Change shall not be less than the net worth of Tenant as of the date of execution and delivery of this Lease, (2) the business of Tenant continues to be operated as a going concern from the Premises subsequent to such event, and (3) Landlord receives notice of any such event at least ten (10) days after the effective date of such event.

    14.7. Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, any change in the stock ownership of Tenant in accordance with Section 14.6 shall not be deemed an act of assignment under this Article 14 provided that the net worth of the corporate Tenant after the stock transfer shall not be less than the net worth of the corporate initial Tenant ("Original Tenant") as of the date of execution and delivery of this Lease. Further, any assignment of the Lease by operation of law, or otherwise, incidental to the merger or consolidation of Tenant with any other entity or in connection with a sale of substantially all of the assets of Tenant shall not require Landlord's consent provided (i) the successor entity or purchaser has a net worth at least equal to the net worth of the Tenant as of the date of execution and delivery of this Lease, (ii) the business continues to be operated as a going concern from the Premises subsequent to such event, and (iii) Landlord receives notice of any such event at least ten (10) days after the effective date of such event. Notwithstanding anything to the contrary contained in this Article 14 and as an express exception to Landlord's right of recapture provided in Section 14.4, the Original Tenant may assign its interest in this Lease or sublet the Premises to a subsidiary that is wholly owned by Original Tenant or to any corporation which is affiliated with Original Tenant under common ownership or control (each, an "Affiliate") without Landlord's consent but upon ten (10) days prior notice to Landlord, subject to the following conditions: (A) at least fifty percent (50%) of the stock or other ownership interest in the Affiliate is held by the Original Tenant or under common control of Original Tenant's parent, (B) the Original Tenant shall remain liable for the performance of all of the terms, covenants and conditions of this Lease, (C) said Original Tenant provides Landlord written notice of such assignment or subletting within ten (10) days after the effective date thereof, (D) the Affiliate is of good character, reputation, credit and professional standing, (E) the Affiliate has a net worth at least equal to the net worth of the Original Tenant as of the date of execution and delivery of this Lease, and (F) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15.

SURRENDER OF PREMISES; OWNERSHIP
AND REMOVAL OF TRADE FIXTURES

    15.1  Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord or a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

    15.2. Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Promises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant shall not be required to remove (i) the improvements in the Original Premises existing as of the date of this Lease, (ii) the Tenant Improvements described in and to be constructed in accordance with the Work Letter attached to this Lease as Exhibit B, (iii) any Alterations or tenant improvements which are customary and typical for business office operations subject to Section 8.4, and (iv) any Alteration or tenant improvement installed by Tenant with Landlord's prior written approval unless such removal was required by Landlord as a condition precedent to Landlord's consent thereto and such condition was imposed at the time Landlord so consented to such Alteration or tenant improvement. Nothing contained in this Lease shall be construed as creating a security interest or other property interest in Tenant's furniture, fixtures and equipment and Tenant shall be entitled to remove such items at any time during the term of this Lease or upon expiration or earlier termination of this Lease.

ARTICLE 16.

HOLDING OVER

    If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall he responsible to Landlord for all damage which Landlord shall suffer by reason thereof. Notwithstanding anything to the contrary contained in this Article 16, if Tenant holds over in possession of the Premises with Landlord's express written permission (it being understood and agreed that Landlord shall have the right to grant or deny such permission in Landlord's sole and absolute discretion), then Tenant shall pay Landlord Rent at the rate and subject to the Additional Rent provisions of this lease which were in effect during the last month of the then most recently expired term unless and until Landlord gives Tenant at least thirty (30) days prior written notice increasing the Rent. It is the intention of the parties that Tenant shall have at least thirty (30) days written notice before any increase in Rent, consistent with the nature of the holdover tenancy as a month-to-month tenancy if and only if such holdover is with Landlord's express written permission.

ARTICLE 17.

ESTOPPEL CERTIFICATES

    Within twenty (20) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.

ARTICLE 18.

SUBORDINATION

    This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, subject to Tenant's prior receipt of a commercially reasonable non-disturbance agreement unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs (except the concessions to Tenant provided in Exhibit B attached hereto to the extent continuing after foreclosure) whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease, subject to Tenant's prior receipt of a commercially reasonable non-disturbance agreement. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

ARTICLE 19.

DEFAULTS; REMEDIES

    19.1. Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

      19.1.1. Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within ten (10) calendar days after written notice that same is past due and unpaid; or

      19.1.2. Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

      19.1.3. Abandonment of the Premises by Tenant; Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for fourteen (14) consecutive business days or longer while in default of any provision of this Lease; or

      19.1.4. To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within ninety (90) days, or the appointment or a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within ninety (90) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within ninety (90) days; or

      19.1.5. The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.

    19.2. Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

      19.2.1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor provided that any such action shall be in compliance with all applicable laws; and Landlord may recover from Tenant the following:

        (i)  The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, all reasonable brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant (all amortized over the then remaining Lease Term); and

        (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      19.2.2. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

    19.3. Sublesses of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession (collectively, "Subleases") entered into by Tenant and affecting the Premises, with the exception of any Sublease wherein the subtenant (i) occupies more than fifty percent (50%) of a floor of the Building, (ii) has an equal or greater net worth than Tenant as of the date of this Lease, (iii) is not an Affiliate of Tenant, or may, in Landlord's sole discretion, succeed to Tenant's interest in such Subleases. In the event of Landlord's election to succeed to Tenant's interest in any such Subleases, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

    19.4. Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

    19.5. Waiver or Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

    19.6. Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

    19.7. Abatement of Rent When Tenant is Prevented from Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) business days in any twelve (12) month period (the "Eligibility Period") as a result of (i) any damage or destruction to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building, (ii) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date, which substantially interferes with Tenant's use of the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building, (iii) any failure by Landlord to provide Tenant with services or access to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building, (iv) because of an eminent domain proceeding, or (v) because of the presence of Hazardous Materials in, on or around the Premises, the Building or the Project which poses a health risk to occupants of the Premises, not introduced or caused to be released by Tenant, then Tenant's Rent shall be equitably abated or reduced, as the case may be, after expiration of the

Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking), the Building and/or Tenant's property, Tenant's abatement period shall continue until Tenant has been given reasonably sufficient time, and sufficient access to the Premises, the Building Parking Facility and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 11 [Damage or Destruction] and 13 [Condemnation] of the Lease, then the Eligibility Period shall not be applicable. To the extent Tenant has prepaid rent (as it does each month since Rent is due on the first day of each month) and Tenant is subsequently entitled to an abatement, such prepaid, and subsequently abated, Rent should be refunded to, and paid by Landlord to, Tenant within thirty (30) days after the end of the appropriate month.

ARTICLE 20.

COVENANT OF QUIET ENJOYMENT

    Subject to the terms and provisions of this Lease, Landlord covenants that Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by Landlord or by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21.

SECURITY DEPOSIT

    Landlord and Tenant acknowledge that Landlord is currently holding Tenant's security deposit in the amount of $57,190.37 under the Original Lease. The parties agree that Landlord shall retain the deposit described in the foregoing sentence as the "Security Deposit" under this Lease notwithstanding anything to the contrary contained in the Original Leases. Tenant shall not be required to deposit any sum in addition to the Security Deposit with Landlord upon execution of this Lease. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant disputes the application of the Security Deposit, Tenant may seek its appropriate remedies under law or in the equity. If the amount applied by Landlord is less than or equal to $10,000 and Landlord demands replenishment of such amount, then Tenant shall replenish such amount by payment directly to Landlord during the pendency of any dispute as to said application and demand for replenishment. However, if the amount applied by Landlord is greater than $10,000 and Landlord demands replenishment of such amount, Tenant will replenish the first $10,000 so demanded to be replenished by payment directly to Landlord and shall place the balance for which replenishment is demanded in an interest bearing escrow account with an escrow holder mutually acceptable to both parties until such dispute is resolved, interest shall be apportioned according to the resolution of the dispute. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit provided said transferee assumes liability for the return to Tenant of the Security Deposit. Landlord shall deposit the Security Deposit in an interest-bearing account in Landlord's name with interest to accrue at the rate which is paid on a money-market account offered by any retail or commercial bank or savings and loan association qualified to do business and doing business in Los Angeles, California, or, if such account is no longer offered, then at the rate which is paid on a regular pass-book savings account offered by any retail or commercial bank or savings and loan association qualified to do business and doing business in Los Angeles, California and such interest shall accrue to Tenant's benefit. Provided that Tenant is not in default of this Lease beyond any applicable cure period, Landlord shall pay on each of the anniversary dates of the Lease Commencement Date any interest earned and paid on the Security Deposit to the respective date of said anniversary. Upon expiration of this Lease, Landlord shall return the Security Deposit to Tenant, consistent with the provisions of this Article 21, together with any interest which has been paid thereon from the date of the last disbursement of interest to Tenant until such date of expiration of this Lease. If Tenant is not then in default beyond any applicable cure period, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 22.

SUBSTITUTION OF OTHER PREMISES

    Intentionally Deleted.

ARTICLE 23.

SIGNS

    23.1. In General. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of Tenant's Premises on the floors on which Tenant's Premises are located. The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion and shall include Tenant's logo. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

    23.2. Building Directory. Tenant shall be entitled to one (1) line on the Building directory to display Tenant's name and location in the Building.

    23.3. Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

ARTICLE 24.

COMPLIANCE WITH LAW

    Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, except as otherwise provided in the Work Letter attached as Exhibit B to this Lease, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant's use of the Premises, (ii) the tenant improvements, (iii) any Alterations made by Tenant to the Premises, or (iv) the Base, Shell and Core, but as to the Base, Shell and Core, only to the extent such obligations are triggered by Tenant's use of the Premises for other than normal and customary business office purposes or because of Tenant's installation of Alterations or Tenant Improvements which do not constitute normal and customary business office improvements; provided, however, that costs incurred by Landlord in connection with any modifications or additions after the date of execution of this Lease other than the work to be performed by Landlord under the Work Letter attached to this Lease shall be Operating Expenses to the extent permitted under Section 4.2.4. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, but Landlord shall, subject to reimbursement in accordance with Article 4 above, pay for any changes to the Base, Shell and Core, Building Structure and/or Building Systems and Equipment required thereby unless related to Tenant's specific use or improvement for other than normal and customary business office operations, in which event Tenant shall be solely responsible for payment therefor. A "call center" is deemed to be a normal and customary business office operation; provided, however, that to the extent any Applicable Law imposes a requirement that applies to call center operations and not to other normal and customary business office operations, then to that extent, Tenant shall be responsible for changes to the Building Structure and Building Systems and Equipment. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall he conclusive of that fact as between Landlord and Tenant.

ARTICLE 25.

LATE CHARGES

    If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, more than two (2) times in any twelve (12) consecutive month period during the Lease Term, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within three (3) days after the date they are due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

ARTICLE 26.

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

    26.1. Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent except as otherwise provided elsewhere in this Lease. If Tenant shall fail to perform any of its obligations under this Lease after expiration of any applicable notice and cure period, then upon three (3) additional days notice from Landlord, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

    26.2. Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1.

ARTICLE 27.

ENTRY BY LANDLORD

    Landlord reserves the right at all reasonable times and upon reasonable notice which shall be at least one (1) day in advance except in the case of an emergency to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, to prospective Tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building conducted in accordance with the provisions of this Lease. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; and (B) take possession due to any breach of this Lease in the manner provided herein. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. Landlord shall exercise its right of entry under this Lease in a reasonable manner. Landlord and its agents, employees and contractors shall comport themselves in such a manner as to not breach the confidentiality of Tenant's business or records. Except in case of emergency, in no event shall Landlord or its agents, employees or contractors enter Tenant's computer room. Landlord shall not interfere with Tenant's electrical and mechanical equipment located within the Premises or the Emergency Generator System located in the basement of the Building without Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise set forth in Section 19.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28.

TENANT PARKING

    Tenant shall have the right to rent and the number and type of parking spaces set forth in Section 11 of the Summary at the rates set forth in Section 11 of the Summary. Tenant shall pay to Landlord all parking charges along with Tenant's monthly rent payment. Tenant's continued right to use the parking spaces and rent the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility to the extent that Tenant receives prior written notice of same. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building Parking Facility and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Building Parking Facility, or relocate Tenant's parking spaces to other parking facilities and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Building Parking Facility or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property as long as Tenant's use of the number of parking spaces rented under this Lease is not reduced, restricted or impaired as a result thereof. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner, but such delegation shall in no way reduce or eliminate Landlord's obligations to provide parking to Tenant as provided hereunder.

ARTICLE 29.

FIRST OFFER RIGHT

    29.1. First Right Space. Subject to any rights granted to tenants occupying the Project prior to Tenant, and provided that Tenant is not in default under the terms of this Lease, Tenant shall have the right (the "First Offer Right") to lease any space that may become available on the tenth (10th) floor of the Building (the "First Right Space"), if all or any portion of the First Right Space comes available for lease during the Lease Term, as the same may be extended. Upon all or any portion of the First Right Space coming available, Landlord shall give Tenant a written notice ("Offer Notice") of the availability of all or such portion of the First Right Space, which Offer Notice shall include a summary of the economic terms for which Landlord is willing to enter into a lease of the available portion of the First Right Space. The parties acknowledge and agree that except with respect to such economic terms, all of the terms and provisions of this Lease shall apply to any lease by Tenant of any portion of the First Right Space.

    29.2. Exercise Terms. Tenant shall have thirty (30) days from receipt by Tenant of the Offer Notice to exercise the First Offer Right by delivering to Landlord written notice of Tenant's election to exercise the First Offer Right. If Tenant desires to lease the First Right Space but objects to the economic terms set forth in the Offer Notice, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement with respect to the terms for Tenant's lease of the available portion of the First Right Space. If Landlord and Tenant are unable to agree on the terms of a lease of all or the available portion of the First Right Space within fifteen (15) days after Landlord's delivery of the Offer Notice, Landlord shall thereafter be free to lease such space to any third party on such terms and conditions that Landlord reasonably deems appropriate; provided, however, such terms and conditions shall not (without first offering the same to Tenant with an opportunity to accept the same within five (5) days following such offer) include economic terms and conditions which equate to less than ninety-five percent (95%) in terms of quantifiable value to that which was last offered to Tenant in writing in accordance with this Article.

ARTICLE 30.

MISCELLANEOUS PROVISIONS

    30.1. Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

    30.2. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

    30.3. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

    30.4. Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially or adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified subject to Tenant's prior reasonable consent after reviewing said changes and agrees to execute whatever documents are required therefor and deliver the same to Landlord within days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within twenty (20) days following the request therefor the recordation of which shall be at the sole cost and expense of Landlord, and not included as an Operating Expense.

    30.5. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solety to such transferee for the performance of Landlord's obligations hereunder, accruing after the transfer (except for any unfulfilled Tenant Improvement obligations), after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee.

    30.6. Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant with the Los Angeles County Recorder's Office or by anyone acting through, under or on behalf of Tenant.

    30.7. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

    30.8. Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

    30.9. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

    30.10. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

    30.11. Time of Essence. Time is of the essence of this Lease and each of its provisions.

    30.12. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

    30.13. No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

    30.14. Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and insurance proceeds, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

    30.15. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

    30.16. Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building subject to Landlord's covenant to operate the Building in a manner consistent with that comparable buildings in the vicinity of the Building as provided below. Tenant does not rely on the fact, not does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

    30.17. Force Majeure. Except as otherwise provided in the Work Letter attached to this Lease as Exhibit B, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

    30.18. Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court Tenant's right of occupancy of the Premises after any termination of this Lease. Notwithstanding the foregoing, if the law permits a right of redemption to Tenant after a judgment of possession or eviction in favor of Landlord and pending the finality of such judgment or appeal, Tenant continues to remain in possession of the Premises and actually pays rent in the manner required by this Lease and at the times required by this Lease during the pendency of such judgment and appeal to Landlord and not to the court or any escrow or other person designated by the court, then Tenant shall be deemed not to have waived its right of redemption.

    30.19. Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is received. If Tenant is notified in writing of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

    30.20. Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

    30.21. Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

    30.22. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state of California.

    30.23. Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    30.24. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker or agent specified in Section 12 of the Summary (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Broker.

    30.25. Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

    30.26. Transportation Management. Tenant shall fully comply with all applicable rules and regulations pertaining to programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities to the extent required by law. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

    30.27. Hazardous Material; Asbestos Disclosure. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property; (iii) Hazardous Material present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by other tenants of the Real Property or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as betwcen Landlord and Tenant, is caused by Landlord's negligence or willful misconduct or is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovered from third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

    Landlord has advised Tenant that the Building contains asbestos, which was commonly used as a fireproofing and insulation agent in buildings constructed before 1979. The Building was constructed before 1979 and there is asbestos-containing material ("ACM") in the Premises as well as in other areas of the Building. Landlord agrees to abate, at Landlord's sole cost and expense which cost and expense shall not be included in Operating Expenses, all ACM on the ninth (9th) floor of the Building ("Landlord's Abatement Work") as soon as commercially reasonable after execution of this Lease. According to the United States Environmental Protection Agency ("EPA"); "intact and undisturbed asbestos materials do not pose a health risk. The mere presence of asbestos in a building does not mean that the health of the building occupants is endangered . . . However, asbestos materials can become hazardous when, due to damage, disturbance, or deterioration over time, they release fibers into building air." Managing Asbestos In Place, Washington, D.C., EPA 20T-2003, July 1990, at page 3. Landlord has provided or will provide Tenant with a separate notification containing such matters as the location of ACM in the Building. Tenant agrees in turn to notify its contractors and employees who work in the Building as required by California's Asbestos Notification Law (Health & Safety Code §§ 25915 et seq.). Tenant shall comply, and cause its employees, agents, contractors and invitees to comply, with all laws and regulations applicable to ACM, including without limitation work practice and notification regulations in the event of any work or activities which might disturb the ACM. Tenant shall not cause, suffer or permit any such activities to commence or continue without first notifying and obtaining the consent of Landlord, in addition to any notices or consents required by law. Tenant shall comply, and cause its employees, agents, contractors and invitees to comply, with any and all rules, regulations and asbestos management programs which may be adopted by Landlord for the Building or any other instructions, directions or prohibitions which Landlord may deliver with respect to the ACM. If any asbestos-related work is performed by or at the instance of Tenant, Tenant shall promptly provide Landlord with documentation establishing, as to each and every performance of such work, that the same was performed strictly in accordance with applicable government standards and with the requirements of this Lease.

    Tenant accepts the Premises with knowledge that there is ACM in the Building, but subject to Landlord's agreement to abate all ACM on the ninth (9th) floor of the Building no later than November 30, 1998 (subject to extension for Force Majeure delays and any delays caused by Tenant). and waives and releases any claim against Landlord which Tenant may now or hereafter have or acquire arising in connection with the presence of ACM in the Building.

    30.28. Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's and Tenant's financial, legal, and space planning consultants.

    30.29. Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Building Parking Facility, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent except as expressly provided in Section 19.9 or elsewhere in the Lease. Except to the extent otherwise provided in this Lease, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations, except to the extent of the negligence or willful misconduct of Landlord or its employees or contractors.

    30.30. Security. Landlord shall provide security for the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year; provided, that, Landlord shall have no liability with respect to any failure of any security to protect the Building, the Premises or any users thereof. As of the date of execution of this Lease, Landlord maintains the following security facilities and services at the Building: (i) television monitors manned by security guards which view access to each of the two towers of the Building and which are located in the lobby of each of the towers on a 24-hours per day basis, (ii) one roving guard patrolling the Project between the hours of 6:00 p.m. and midnight every day of the week, and (iii) a restricted access list for persons seeking access during the off hours of the Building. Landlord shall maintain equivalent facilities and services throughout the Lease Term. The purpose of such security services is to monitor and limit access to the Building.

    30.31. Consent/Duty to Act Reasonably. Except for any references to the terms "sole" or "absolute" (and except for matters which (1) could have an adverse effect on the structural integrity of the Building Structure, (2) could have an adverse effect on the Building Systems and Equipment, or (3) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord's duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations

(other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith.

    IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord"	COLONNADE WlLSHIRE CORP., a California corporation
	By:	/s/ INSIGNIA/E.S.G., INC., AGENT
By:
Its:	/s/ ILLEGIBLE ILLEGIBLE President
"Tenant"	TICKETMASTER L.L.C., a Delaware limited liability company
	By:	/s/ STUART DEPINA Stuart DePina Senior Vice President, Treasurer & CFO
	By:	/s/ VICTORIA RISHWAIN Victoria Rishwain Assistant Secretary

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FOURTH AMENDMENT TO OFFICE LEASE
EXHIBIT "A" Expansion Space Floor Plan
EXHIBIT "A" Expansion Space Floor Plan
EXHIBIT "B" First Offer Space Floor Plan
THIRD AMENDMENT TO OFFICE LEASE
EXHIBIT "A" Expansion Space Floor Plan
EXHIBIT "A" Expansion Space Floor Plan
SECOND AMENDMENT TO OFFICE LEASE
FIRST AMENDMENT TO OFFICE LEASE
WILSHIRE COLONNADE SUMMARY OF BASIC LEASE INFORMATION
WILSHIRE COLONNADE INDEX
INDEX OF MAJOR DEFINED TERMS
WILSHIRE COLONNADE OFFICE LEASE
ARTICLE 1. REAL PROPERTY, BUILDING AND PREMISES
ARTICLE 2. INITIAL LEASE TERM
ARTICLE 3. BASE RENT
ARTICLE 4. ADDITIONAL RENT
ARTICLE 5. USE OF PREMISES
ARTICLE 6. SERVICES AND UTILITIES
ARTICLE 7. REPAIRS
ARTICLE 8. ADDITIONS AND ALTERATIONS
ARTICLE 9. COVENANT AGAINST LIENS
ARTICLE 10. INSURANCE
ARTICLE 11. DAMAGE AND DESTRUCTION
ARTICLE 12. NONWAIVER
ARTICLE 13. CONDEMNATION
ARTICLE 14. ASSIGNMENT AND SUBLETTING
ARTICLE 15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
ARTICLE 16. HOLDING OVER
ARTICLE 17. ESTOPPEL CERTIFICATES
ARTICLE 18. SUBORDINATION
ARTICLE 19. DEFAULTS; REMEDIES
ARTICLE 20. COVENANT OF QUIET ENJOYMENT
ARTICLE 21. SECURITY DEPOSIT
ARTICLE 22. SUBSTITUTION OF OTHER PREMISES
ARTICLE 23. SIGNS
ARTICLE 24. COMPLIANCE WITH LAW
ARTICLE 25. LATE CHARGES
ARTICLE 26. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
ARTICLE 27. ENTRY BY LANDLORD
ARTICLE 28. TENANT PARKING
ARTICLE 29. FIRST OFFER RIGHT
ARTICLE 30. MISCELLANEOUS PROVISIONS